                                                                    Exhibit 99.1

                               NORTH FORK BANCORP
   275 BROADHOLLOW ROAD, MELVILLE, NY 11747 (631) 844-1258 FAX (631) 844-1471


FOR IMMEDIATE RELEASE               CONTACT:    DANIEL M. HEALY
                                                EXECUTIVE VICE PRESIDENT
                                                CHIEF FINANCIAL OFFICER
                                                (631) 844-1258


 NORTH FORK BANCORP REPORTS A 22% INCREASE IN EARNINGS PER SHARE FOR THE FIRST
      QUARTER OF 2005, DEMONSTRATING RECORD LOAN AND DEPOSIT GROWTH TRENDS


      MELVILLE, N.Y. - APRIL 21, 2005 - NORTH FORK BANCORPORATION, INC. (NYSE:
NFB) continued to show exceptional performance for the first quarter of 2005 following a year that included two strategically important, accretive acquisitions that transformed the company into a major regional banking franchise. Highlights in the current period include:

- A 153% increase in earnings for the first quarter compared to 2004, with a 22% increase in diluted earnings per share.

-     A 20% annualized growth rate for total deposits, linked quarter.

- Demand deposits, running counter to cyclical trends, grew at an annualized rate of 22%, linked quarter.

-     Annualized loan growth of 18% or $1.4 billion, linked quarter.

- A return on tangible equity and assets of approximately 36% and 2%, respectively.

- Non-performing loans and net charge-offs declined further from their existing low levels, improving reserve coverage.

- A $1.7 billion reduction in short-term borrowings, while short-term interest rates climbed.

- Mortgage loan originations from the Company's mortgage banking subsidiary were $10 billion in the current quarter compared to $8.2 billion in 2004. The Company retained approximately 17% of the 2005 originations or $1.8 billion.

- A net interest income increase of 128% over 2004 to $471 million for the quarter. The net interest margin was 3.79% in the current quarter.

- The successful integration of GreenPoint's systems and operations in mid-quarter.

- Declaration of the regular quarterly cash dividend of $.22 per common share, a current yield of approximately 3.3%.

      "These tangible results confirm our original conviction that the 2004 acquisitions would create enormous value for our shareholders," said John Adam Kanas, Chairman, President and Chief Executive Officer. "We are beginning to reap the benefit of our new scale even though total cost savings aren't fully integrated as yet," he added. North Fork ranks third in total deposits in the Metro New York region and seventh in Northern New

Jersey. The Company advised that the announced cost savings estimates from the GreenPoint acquisition will be fully realized by the third quarter.


NET EARNINGS AND RETURNS

      Net income for the quarter ended March 31, 2005 was $259 million or $.55 diluted earnings per share as compared to $102.5 million or diluted earnings per share of $.45 for the comparable period in 2004, a 153% increase in earnings and 22% increase in diluted earnings per share.

      The Company's returns on average tangible equity and assets in the current quarter were 35.94% and 1.98%, respectively.

      For the quarter ended March 31, 2005, net interest income and net interest margin were $471.3 million and 3.79%, respectively, compared to $206.8 million and 4.33% for 2004. The decline period over period and linked quarter was caused principally by the 2004 acquisitions of GreenPoint and the Trust Company of New Jersey and by the flattening yield curve as short-term interest rates rose. Utilizing its strong liquidity position, the Company paid down $1.7 billion in short term borrowings in the quarter.


LOANS

      Loans held-for-investment at March 31, 2005 amounted to $31.9 billion compared to $12.7 billion at March 31, 2004. Sustained organic growth and acquired loans from both acquisitions were responsible for the increase. The principal funding source for the organic loan growth continues to be deposit inflows. On a linked quarter basis, loans held-for-investment increased by $1.4 billion for an annualized growth rate of 18%. Interest rate sensitive commercial loans increased 25% to $8.9 billion, on an annualized basis. High quality loans of approximately $1.8 billion originated by the Company's mortgage banking subsidiary were retained in the portfolio continuing the trend of previous quarters. "We have the flexibility of retaining these originations as deposit funding and other sources of liquidity remain strong," said Mr. Kanas. "We will eventually migrate toward a greater component of variable rate commercial loans as we grow," he added. Commercial loan originations are expected to accelerate. "The new commercial lenders are making meaningful and positive contributions," said Mr. Kanas.

      On a linked quarter basis, non-performing loans held-for-investment declined by $19 million or 14%. Net charge-offs in the quarter declined to 6 basis points. Total non-performing loans held-for-investment at March 31, 2005 were $114.8 million and consisted of $92.7 million in residential loans and $22.1 million of commercial loans. The allowance for loan losses of $215 million when allocated to these two components provides for 37 basis points of coverage for residential loans and 126 basis points of coverage for all other commercial banking loans.

      During the current quarter, the Company commenced a program to bulk sell non-performing mortgages. It is expected that non-performing mortgage loans will decline in subsequent periods from this program. Furthermore, any losses arising from these sales are not expected to be significant. In the quarter ended March 31, 2005, approximately $8 million of non-performing mortgage loans were sold for amounts exceeding their carrying value.

NON-INTEREST INCOME AND EXPENSE

      Non-interest income, excluding securities gains, now constitutes 20% of total revenue compared to 11% for the prior year. The Company's mortgage banking segment was 18% of net income for the quarter. Residential loan originations are tracking last year's record level performance.

      The Company advised that it was beginning to realize the original cost savings estimates from the GreenPoint acquisition since the systems conversion that occurred mid quarter. Full realization is expected by the third quarter. The efficiency ratio in the current quarter was 35.96%.

CASH DIVIDENDS

      On March 22, 2005, the Board declared its regular quarterly dividend of $.22 per common share. The dividend will be payable May 16, 2005, to shareholders of record at the close of business on April 29, 2005. The current yield rose to 3.3%.


                                      * * *

      North Fork is a regional bank holding company headquartered in New York conducting commercial and retail banking from approximately 360 branch locations in the Tri-State area, with a complementary national mortgage banking business.


                                      * * *

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about North Fork's plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of North Fork's management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: changes in the interest rate environment; changes in the securities and real estate markets; increased competition and its effect on pricing, spending, third-party relationships and revenues; and the risk of new and changing regulation in the U.S. and internationally. Additional factors that could cause North Fork's results to differ materially from those described in the forward-looking statements can be found in the 2004 Annual Report on Form 10-K of North Fork (including under the heading "Forward-Looking Statements"), and in the Quarterly Reports on Form 10-Q of North Fork filed with the Securities and Exchange Commission ("SEC") and available at the SEC's internet site (http://www.sec.gov). The forward-looking statements in this press release speak only as of the date of the press release, and North Fork assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.

                         NORTH FORK BANCORPORATION, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)


                                                                           THREE MONTHS ENDED
                                                               MARCH 31,       DECEMBER 31,        MARCH 31,
(in thousands, except per share amounts)                         2005             2004              2004
                                                               ---------       ------------        ---------
INTEREST INCOME:
Loans Held-for-Investment                                       $452,217          $432,826          $194,200
Loans Held-for-Sale                                               66,848            64,391                --
Mortgage-Backed Securities                                       142,007           142,562            59,137
Other Securities                                                  29,407            29,345            14,123
Money Market Investments                                             733               662               203
                                                                --------          --------          --------
   Total Interest Income                                         691,212           669,786           267,663
                                                                --------          --------          --------

INTEREST EXPENSE:
Savings, NOW & Money Market Deposits                              69,596            56,042            15,011
Time Deposits                                                     33,466            29,204            10,736
Federal Funds Purchased & Collateralized Borrowings               99,007            93,217            28,603
Other Borrowings                                                  17,824            16,501             6,484
                                                                --------          --------          --------
   Total Interest Expense                                        219,893           194,964            60,834
                                                                --------          --------          --------
   Net Interest Income                                           471,319           474,822           206,829
Provision for Loan Losses                                          9,000             7,689             6,500
                                                                --------          --------          --------
   Net Interest Income after Provision for Loan Losses           462,319           467,133           200,329
                                                                --------          --------          --------

NON-INTEREST INCOME:
Customer Related Fees & Service Charges                           42,006            43,901            21,771
Gain on Sale of Loans                                            105,369            52,938               289
Mortgage Servicing Fees                                            5,576             4,148               871
Investment Management, Commissions & Trust Fees                   11,071            12,852             3,924
Other Operating Income                                            14,228            14,736             6,986
                                                                --------          --------          --------
   Subtotal                                                      178,250           128,575            33,841
Securities Gains, net                                              4,635               951             7,888
                                                                --------          --------          --------
     Total Non-Interest Income                                   182,885           129,526            41,729
                                                                --------          --------          --------

NON-INTEREST EXPENSE:
Employee Compensation & Benefits                                 135,369           135,568            51,077
Occupancy & Equipment, net                                        45,954            46,253            17,625
Amortization of Identifiable Intangibles                           9,133             9,444               781
Other Operating Expenses                                          56,197            64,277            17,946
                                                                --------          --------          --------
    Total Non-Interest Expense                                   246,653           255,542            87,429
                                                                --------          --------          --------
Income Before Income Taxes                                       398,551           341,117           154,629
Provision for Income Taxes                                       139,516           119,367            52,110
                                                                --------          --------          --------
     Net Income                                                 $259,035          $221,750          $102,519
                                                                ========          ========          ========

EARNINGS PER SHARE:
    Basic                                                       $   0.56          $   0.48          $   0.46
    Diluted                                                     $   0.55          $   0.47          $   0.45


See accompanying notes appended to the financial data and summaries

                         NORTH FORK BANCORPORATION, INC.
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                                                         MARCH 31,            DECEMBER 31,             MARCH 31,
(in thousands, except per share amounts)                                   2005                   2004                   2004
                                                                       ------------           ------------           ------------
ASSETS:
Cash & Due from Banks                                                  $    712,195           $    972,506           $    407,025
Money Market Investments                                                     40,809                 90,394                239,081
Securities:
   Available-for-Sale                                                    14,983,603             15,444,625              7,706,879
   Held-to-Maturity                                                         133,745                142,573                169,264
                                                                       ------------           ------------           ------------
      Total Securities                                                   15,117,348             15,587,198              7,876,143
                                                                       ------------           ------------           ------------
Loans:
   Loans Held-for-Sale                                                    5,350,823              5,775,945                  3,209

   Loans Held-for-Investment                                             31,857,021             30,453,334             12,655,744
       Less: Allowance for Loan Losses                                      215,307                211,097                124,364
                                                                       ------------           ------------           ------------
          Net Loans Held-for-Investment                                  31,641,714             30,242,237             12,531,380
                                                                       ------------           ------------           ------------

Goodwill                                                                  5,886,693              5,878,277                410,494
Identifiable Intangibles                                                    141,601                150,734                 11,984
Premises & Equipment                                                        417,900                416,003                160,151
Mortgage Servicing Rights                                                   283,268                254,857                     --
Accrued Income Receivable                                                   213,195                205,189                 92,375
Other Assets                                                                974,854              1,093,715                242,295
                                                                       ------------           ------------           ------------
     Total Assets                                                      $ 60,780,400           $ 60,667,055           $ 21,974,137
                                                                       ============           ============           ============

LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits:
   Demand                                                              $  7,106,826           $  6,738,302           $  4,233,526
   Savings, NOW &  Money Market                                          21,725,437             20,598,994              8,973,720
   Time                                                                   7,705,470              7,475,132              2,736,242
                                                                       ------------           ------------           ------------
     Total Deposits                                                      36,537,733             34,812,428             15,943,488
                                                                       ------------           ------------           ------------

Federal Funds Purchased & Collateralized Borrowings                      12,931,678             14,593,027              2,955,362
Other Borrowings                                                          1,484,468              1,506,318                762,344
                                                                       ------------           ------------           ------------
     Total Borrowings                                                    14,416,146             16,099,345              3,717,706
                                                                       ------------           ------------           ------------

Accrued Expenses & Other Liabilities                                        818,330                874,203                729,164
                                                                       ------------           ------------           ------------
     Total Liabilities                                                 $ 51,772,209           $ 51,785,976           $ 20,390,358
                                                                       ------------           ------------           ------------

STOCKHOLDERS' EQUITY:
Common Stock, par value $0.01; authorized 500,000,000 shares;
    issued 477,452,783 shares at March 31, 2005                               4,775                  4,745                  1,746
Additional Paid in Capital                                                7,004,048              6,968,493                376,408
Retained Earnings                                                         2,218,134              2,064,148              1,872,989
Accumulated Other Comprehensive (Loss)/Income                               (87,300)                   240                 31,855
Deferred Compensation                                                      (121,011)              (125,174)               (88,502)
Treasury Stock at Cost;  526,577 shares at March 31, 2005                   (10,455)               (31,373)              (610,717)
                                                                       ------------           ------------           ------------
     Total Stockholders' Equity                                           9,008,191              8,881,079              1,583,779
                                                                       ------------           ------------           ------------
     Total Liabilities and Stockholders' Equity                        $ 60,780,400           $ 60,667,055           $ 21,974,137
                                                                       ============           ============           ============


See accompanying notes appended to the financial data and summaries

                         NORTH FORK BANCORPORATION, INC.
              SELECTED FINANCIAL DATA AND BALANCE SHEET COMPONENTS
                                   (UNAUDITED)



SELECTED FINANCIAL DATA:                                      MARCH 31,     DECEMBER 31,    MARCH 31,
(in thousands, except ratios and per share amounts)             2005           2004           2004
                                                              ---------     ------------    ---------
PER SHARE:
    Net Income - Basic                                        $   0.56       $   0.48       $   0.46
    Net Income - Diluted                                      $   0.55       $   0.47       $   0.45
    Average Shares Outstanding - Basic                         466,476        463,909        222,404
    Average Shares Outstanding - Diluted                       473,314        471,651        225,369
    Cash Dividends                                            $   0.22       $   0.22       $   0.20
    Dividend Payout Ratio                                           41%            47%            45%
    Book Value                                                $  18.89       $  18.78       $   6.90
    Tangible Book Value                                       $   6.25       $   6.03       $   5.06
SELECTED FINANCIAL DATA:
    Return on Average Total Assets                                1.74%          1.50%          1.96%
    Return on Average Tangible Assets (1)                         1.98%          1.71%          2.01%
    Return on Average Equity                                     11.65%         10.00%         26.58%
    Return on Average Tangible Equity (1)                        35.94%         30.35%         36.72%
    Efficiency Ratio (2)                                         35.96%         40.24%         35.41%
    Yield on Interest Earning Assets (3)                          5.52%          5.39%          5.57%
    Cost of Funds                                                 2.04%          1.82%          1.62%
    Net Interest Margin (3)                                       3.79%          3.85%          4.33%


                                                           MARCH 31,     DECEMBER 31,    MARCH 31,
                                                             2005           2004           2004
                                                           ---------     ------------    ---------
RISK BASED CAPITAL:
   Tier 1                                                   10.31%          9.90%         10.61%
   Total                                                    12.86%         12.50%         15.43%
   Leverage Ratio                                            6.48%          6.22%          6.66%



                                                               MARCH 31,          DECEMBER 31,          MARCH 31,
                                                                 2005                 2004                 2004
                                                             -----------          -----------          -----------
QUARTERLY AVERAGE BALANCE SHEET:
Total Assets                                                 $60,206,882          $58,746,739          $21,060,732
Securities                                                    15,195,094           15,315,473            7,212,411
Loans Held-for-Sale                                            4,990,885            4,887,454                   --
Loans Held-for-Investment                                     31,284,812           29,883,578           12,474,528
Goodwill & Identifiable Intangibles                            6,027,487            5,833,655              422,792
Demand Deposits                                                6,853,159            6,593,969            4,077,535
Interest Bearing Deposits                                     28,738,597           27,302,465           11,309,570
Federal Funds Purchased & Collateralized Borrowings           13,371,436           13,859,327            3,025,446
Other Borrowings                                               1,505,984            1,516,032              743,491
Stockholders' Equity                                           9,017,358            8,820,845            1,551,429
Tangible Stockholders' Equity                                $ 2,989,871          $ 2,987,190          $ 1,128,637

See accompanying notes appended to the financial data and summaries

                         NORTH FORK BANCORPORATION, INC.
              SELECTED FINANCIAL DATA AND BALANCE SHEET COMPONENTS
                                   (UNAUDITED)


BALANCE SHEET COMPONENTS:


The following table shows the securities portfolio composition for the periods ended:


                                                      MARCH 31,          DECEMBER 31,            MARCH 31,
(in thousands)                                          2005                 2004                 2004
                                                    -----------          -----------          -----------
SECURITIES - AVAILABLE-FOR-SALE:
    Collateralized Mortgage Obligations             $ 9,670,492          $ 9,820,056          $ 4,849,533
    Agency Pass-Through Certificates                  2,491,331            2,737,067            1,266,341
    State & Municipal Obligations                       979,304              920,112              714,308
    Equity Securities                                   776,108              794,005              176,950
    U.S. Treasury & Government Agencies                 357,407              363,775              109,980
    Other Securities (4)                                708,961              809,610              589,767
                                                    -----------          -----------          -----------
       Total Available-for-Sale Securities          $14,983,603          $15,444,625          $ 7,706,879
Held-to-Maturity Securities                             133,745              142,573              169,264
                                                    -----------          -----------          -----------
    TOTAL SECURITIES                                $15,117,348          $15,587,198          $ 7,876,143
                                                    ===========          ===========          ===========


The following table represents the components of the loans held-for-sale and held-for-investment portfolios for the periods ended:

                                       MARCH 31,         DECEMBER 31,          MARCH 31,
(in thousands)                           2005                2004                 2004
                                      ----------         ------------         ----------
LOANS HELD-FOR-SALE:
Residential Mortgages                 $4,239,366          $4,339,581          $    3,209
Home Equity                            1,061,352           1,380,247                  --
                                      ----------          ----------          ----------
   Total                               5,300,718           5,719,828               3,209
Deferred Origination Costs                50,105              56,117                  --
                                      ----------          ----------          ----------
   Total Loans Held-for-Sale          $5,350,823          $5,775,945          $    3,209
                                      ==========          ==========          ==========


                                                   MARCH 31,           DECEMBER 31,            MARCH 31,
(in thousands)                                       2005                  2004                  2004
                                                 ------------          ------------          ------------
LOANS HELD-FOR-INVESTMENT:
Commercial Mortgages                             $  5,535,281          $  5,369,656          $  2,836,434
Commercial & Industrial                             3,408,006             3,046,820             2,248,285
                                                 ------------          ------------          ------------
   Total Commercial                                 8,943,287             8,416,476             5,084,719
Residential Mortgages                              16,445,902            15,668,938             2,503,107
Multi-Family Mortgages                              4,328,879             4,254,405             3,658,070
Consumer                                            1,554,499             1,604,863             1,113,982
Construction and Land                                 541,280               480,162               326,703
                                                 ------------          ------------          ------------
   Total                                         $ 31,813,847          $ 30,424,844          $ 12,686,581
Unearned Income & Deferred Costs                       43,174                28,490               (30,837)
                                                 ------------          ------------          ------------
   Total Loans Held-for-Investment, net          $ 31,857,021          $ 30,453,334          $ 12,655,744
                                                 ============          ============          ============


See accompanying notes appended to the financial data and summaries

                         NORTH FORK BANCORPORATION, INC.
              SELECTED FINANCIAL DATA AND BALANCE SHEET COMPONENTS
                                   (UNAUDITED)


The following tables represent the components of non-performing assets for the periods ended:

                                                      MARCH 31,        DECEMBER 31,       MARCH 31,
(dollars in thousands)                                  2005              2004              2004
                                                      --------         -----------        --------
NON-PERFORMING ASSETS:
Commercial Mortgages                                  $ 11,459          $ 16,890          $     33
Commercial & Industrial                                  8,152             8,730             5,471
                                                      --------          --------          --------
    Total Commercial                                    19,611            25,620             5,504
Residential Mortgages                                   91,411           103,745             4,230
Multi-Family Mortgages                                   1,293             1,290                --
Consumer                                                 2,527             3,178             1,568
Construction and Land                                       --                --                --
                                                      --------          --------          --------
    Non-Performing Loans Held-for-Investment          $114,842          $133,833          $ 11,302
    Non-Performing Loans Held-for-Sale                  45,780            60,858                --
    Other Real Estate                                   14,243            17,410                93
                                                      --------          --------          --------
       Total Non-Performing Assets                    $174,865          $212,101          $ 11,395
                                                      ========          ========          ========


                                                                                         MARCH 31,      DECEMBER 31,       MARCH 31,
                                                                                           2005            2004              2004
                                                                                         --------       -----------        ---------
Allowance for Loan Losses to Non-Performing Loans Held-for-Investment                      187%             158%             1100%
Allowance for Loan Losses to Total Loans Held-for-Investment                              0.68%            0.69%             0.98%
Non-Performing Loans Held-for-Investment to Total Loans Held-for-Investment               0.36%            0.44%             0.09%
Non-Performing Assets to Total Assets                                                     0.29%            0.35%             0.05%
Quarterly Net Charge-offs to Average Loans Held-for-Investment                            0.06%            0.14%             0.16%


The following table represents the impact of allocating the allowance for loan losses as of March 31, 2005 and December 31, 2004, into our two primary portfolio segments:

                                                          MARCH 31, 2005                             DECEMBER 31, 2004
                                          --------------------------------------------  --------------------------------------------
                                                        RESIDENTIAL &   COMMERCIAL &                  RESIDENTIAL &    COMMERCIAL &
(dollars in thousands)                       TOTAL      MULTI-FAMILY   ALL OTHER LOANS      TOTAL     MULTI-FAMILY   ALL OTHER LOANS
                                          ------------  -------------  ---------------  ------------  -------------  ---------------
Loans Held for Investment                 $31,813,847   $20,774,781      $11,039,066    $30,424,844   $19,923,343      $10,501,501
Allowance for Loan Losses Allocated       $   215,307   $    76,104      $   139,203    $   211,097   $    76,043      $   135,054
Non-Performing Loans Held-for-Investment  $   114,842   $    92,704      $    22,138    $   133,833   $   105,035      $    28,798

Allowance for Loan Losses to Loans Held
  -for-Investment                                0.68%         0.37%            1.26%          0.69%         0.38%            1.29%
                                          ===========   ===========      ===========    ===========   ===========      ===========
Allowance for Loan Losses to Non
 Performing Loans Held-for-Investment             187%           82%             629%           158%           72%             469%
                                          ===========   ===========      ===========    ===========   ===========      ===========


See accompanying notes appended to the financial data and summaries

                        NORTH FORK BANCORPORATION, INC.
                          NET INTEREST MARGIN ANALYSIS
                                  (UNAUDITED)

   The following table presents on a linked quarter basis, an analysis of net interest income by each major category of interest earning assets and interest bearing liabilities:

For the Three Months Ended:                                   MARCH 31, 2005                      DECEMBER 31, 2004
                                                  ------------------------------------   -------------------------------------
                                                   AVERAGE                     AVERAGE     AVERAGE                     AVERAGE
(dollars in thousands )                            BALANCE         INTEREST     RATE       BALANCE        INTEREST      RATE
                                                  -----------      --------    -------   -----------      --------     -------
INTEREST EARNING ASSETS:
Loans Held-for-Investment (3)                     $31,284,812      $453,563      5.88%   $29,883,578      $433,954      5.78%
Loan Held-for-Sale                                  4,990,885        66,848      5.43%     4,887,454        64,391      5.24%
Securities (3)                                     15,195,094       180,687      4.82%    15,315,473       181,187      4.70%
Money Market Investments (3)                           86,989           747      3.48%        87,504           691      3.14%
                                                  -----------      --------              -----------      --------
  Total Interest Earning Assets                   $51,557,780      $701,845      5.52%   $50,174,009      $680,223      5.39%
                                                  -----------      --------              -----------      --------

NON-INTEREST EARNING ASSETS:
Cash and Due from Banks                           $ 1,056,382                            $   947,502
Other Assets                                        7,592,720                              7,625,228
                                                  -----------                            -----------
  Total Assets                                    $60,206,882                            $58,746,739
                                                  -----------                            -----------

INTEREST BEARING LIABILITIES:
Savings, NOW & Money Market Deposits              $21,179,399      $ 69,596      1.33%   $19,982,763      $ 56,042      1.12%
Time Deposits                                       7,559,198        33,466      1.80%     7,319,702        29,204      1.59%
                                                  -----------      --------              -----------      --------
  Total Savings and Time Deposits                  28,738,597       103,062      1.45%    27,302,465        85,246      1.24%

Fed. Funds Purchased & Collateralized Borrowings   13,371,436        99,007      3.00%    13,859,327        93,217      2.68%
Other  Borrowings                                   1,505,984        17,824      4.80%     1,516,032        16,501      4.33%
                                                  -----------      --------              -----------      --------
  Total Borrowings                                 14,877,420       116,831      3.18%    15,375,359       109,718      2.84%
                                                  -----------      --------              -----------      --------
    Total Interest Bearing Liabilities            $43,616,017      $219,893      2.04%   $42,677,824      $194,964      1.82%
                                                  -----------      --------              -----------      --------
Interest Rate Spread                                                             3.48%                                  3.57%

NON-INTEREST BEARING LIABILITIES:
Demand Deposits                                   $ 6,853,159                            $ 6,593,969
Other Liabilities                                     720,348                                654,101
                                                  -----------                            -----------
 Total Liabilities                                 51,189,524                             49,925,894
 Stockholders' Equity                               9,017,358                              8,820,845
                                                  -----------                            -----------
  Total Liabilities and Stockholders' Equity      $60,206,882                            $58,746,739
                                                  -----------                            -----------
Net Interest Income and Net Interest Margin                        $481,952      3.79%                    $485,259      3.85%
Less: Tax Equivalent Adjustment                                     (10,633)                               (10,437)
                                                                   --------                               --------
     Net Interest Income                                           $471,319                               $474,822
                                                                   --------                               --------


See accompanying notes appended to the financial data and summaries

                         NORTH FORK BANCORPORATION, INC.
                     MORTGAGE BANKING - QUARTERLY HIGHLIGHTS
                                   (UNAUDITED)


                                                                                       GREENPOINT MORTGAGE (10)
                                                                               PRE-ACQUISITION FINANCIAL INFORMATION
                                                                             -----------------------------------------
(dollars in thousands)                          MARCH 31,    DECEMBER 31,    SEPTEMBER 30,    JUNE 30,      MARCH 31,
                                                  2005           2004            2004           2004          2004
                                              -----------    -----------     -----------    -----------    -----------
COMPARATIVE MORTGAGE LOAN VOLUMES

Total Applications Received                   $18,281,837    $16,403,008     $17,001,566    $19,868,351    $18,306,711
                                              -----------    -----------     -----------    -----------    -----------

Loans Originated:
  Specialty Products (5)                      $ 4,231,111    $ 4,494,452     $ 3,860,338    $ 3,452,674    $ 2,772,195
  Home Equity/Seconds                           1,488,748      1,630,798       1,613,625      1,255,026        874,590
  Jumbo/Agency                                  4,302,340      4,316,658       4,513,854      6,460,685      4,564,646
                                              -----------    -----------     -----------    -----------    -----------
                                              $10,022,199    $10,441,908     $ 9,987,817    $11,168,385    $ 8,211,431
                                              ===========    ===========     ===========    ===========    ===========


Pipeline (6)                                  $ 7,407,671    $ 6,264,104     $ 7,623,547    $ 8,641,744    $ 9,488,257
Interest Rate Lock Commitments (7)              2,523,344      1,950,504       2,512,433      2,559,331      2,722,844
Loans Held-for-Sale                             5,350,823      5,775,945       5,060,115      5,240,641      4,600,887

MORTGAGE LOANS SOLD AND AVERAGE MARGINS (8)
Whole Loan Sales:
  Specialty Products                          $ 4,333,784    $ 3,783,245     $ 3,262,425    $ 3,029,038    $ 2,693,523
  Home Equity/Seconds                           1,580,497        953,463       1,288,899        588,597        504,254
  Jumbo/Agency                                  2,438,998      2,753,521       3,349,777      3,904,792      3,911,844
                                              -----------    -----------     -----------    -----------    -----------
      Total Whole Loan Sales                  $ 8,353,279    $ 7,490,229     $ 7,901,101    $ 7,522,427    $ 7,109,621
                                              ===========    ===========     ===========    ===========    ===========

Gain on Sale of Whole Loans (9)               $   106,159    $   109,297     $   105,104    $   123,332    $   120,351

Margins on Whole Loans:
  Specialty Products                                 1.45%          1.84%           1.64%          2.60%          2.59%
  Home Equity/Seconds                                1.45%          1.30%           1.55%          1.81%          2.02%
  Jumbo/Agency                                       0.84%          0.99%           0.94%          0.87%          1.04%
                                              -----------    -----------     -----------    -----------    -----------
      Total Whole Loan Sales                         1.27%          1.46%           1.33%          1.64%          1.69%
                                              ===========    ===========     ===========    ===========    ===========

Gains on Sale of Whole Loans:
  Specialty Products                          $    62,750    $    69,759     $    53,530    $    78,698    $    69,664
  Home Equity/Seconds                              22,858         12,395          20,031         10,636         10,164
  Jumbo/Agency                                     20,551         27,143          31,543         33,998         40,523
                                              -----------    -----------     -----------    -----------    -----------
      Total Whole Loan Sales                  $   106,159    $   109,297     $   105,104    $   123,332    $   120,351
                                              ===========    ===========     ===========    ===========    ===========


See accompanying notes appended to the financial data and summaries

                         NORTH FORK BANCORPORATION, INC.
                    NOTES TO THE FINANCIAL DATA AND SUMMARIES

      This press release contains certain supplemental financial information, described in the following notes, which has been determined by methods other than Generally Accepted Accounting Principles ("GAAP") that management uses in its analysis of the Company's performance. The Company's management believes these non-GAAP financial measures provide information useful to investors in understanding the underlying operational performance of the Company, its business and performance trends and facilitates comparisons with the performance of others in the financial services industry.


(1) Return on average tangible assets and return on average tangible equity, which represent non-GAAP measures are computed, on an annualized basis, as follows:

      Return on average tangible assets is computed by dividing net income, plus amortization of identifiable intangible assets, net of taxes by average total assets less average goodwill and average identifiable intangible assets.

      Return on average tangible equity is computed by dividing net income, plus amortization of identifiable intangible assets, net of taxes by average total stockholders' equity less average goodwill and average identifiable intangible assets.

                                                                                        THREE MONTHS ENDED
                                                                      -------------------------------------------------------
                                                                       MARCH 31,            DECEMBER 31,           MARCH 31,
                                                                          2005                  2004                 2004
                                                                      -----------           -----------           -----------
(in thousands)
Net Income, as Reported                                               $   259,035           $   221,750           $   102,519
Add:  Amortization of Identifiable Intangibles, Net of taxes                5,937                 6,139                   518
                                                                      -----------           -----------           -----------

Net Income, as Adjusted                                               $   264,972           $   227,889           $   103,037
                                                                      -----------           -----------           -----------

Average Total Assets:                                                 $60,206,882           $58,746,739           $21,060,732
        Less:  Average Goodwill                                         5,879,891             5,677,527               410,385
        Less:  Average Identifiable Intangible Assets                     147,596               156,128                12,407
                                                                      -----------           -----------           -----------
                   Average Total Tangible Assets                      $54,179,395           $52,913,084           $20,637,940
                                                                      -----------           -----------           -----------

Average Equity:                                                       $ 9,017,358           $ 8,820,845           $ 1,551,429
        Less:  Average Goodwill                                         5,879,891             5,677,527               410,385
        Less:  Average Identifiable Intangible Assets                     147,596               156,128                12,407
                                                                      -----------           -----------           -----------
                    Average Tangible Equity                           $ 2,989,871           $ 2,987,190           $ 1,128,637
                                                                      -----------           -----------           -----------
Return on Average Tangible Assets                                            1.98%                 1.71%                 2.01%
Return on Average Tangible  Equity                                          35.94%                30.35%                36.72%


(2) The efficiency ratio, which represents a non-GAAP measure, is defined as the ratio of non-interest expense net of amortization of identifiable intangibles, other real estate related expenses and other non-recurring charges, to net interest income on a tax equivalent basis and other non-interest income net of securities gains and other non-recurring items.

(3)   Presented on a tax equivalent basis.

(4) Includes retained interests in securitizations of $10.8 million and $31.8 million at March 31, 2005 and December 31, 2004, respectively.

(5)   Specialty products include: Alt A, No Doc and A minus programs.

(6)   The pipeline represents applications received, but not yet funded.

(7) Represents commitments to lend where the rates are guaranteed to the borrower for a specific period of time.

(8) Gain on sale of whole loans and the margins on the whole loan sales include the impact of the valuation of mortgage loans held-for-sale and interest rate lock commitments, the impact of the valuation of derivatives utilized to manage the exposure to interest rate risk associated with mortgage loan commitments and mortgage loans held-for-sale, and the impact of adjustments related to reserves established for representations and warranties made in conjunction with loan sales.

(9) The gain on sale of whole loans for the quarters ended March 31, 2005 and December 31, 2004, differ from the amounts reported under generally accepted accounting principles on the accompanying income statement due to the fair value adjustment of loans held-for-sale at October 1, 2004 and sold during the quarter, totaling and $ 0.8 million and $56.4 million, respectively.

(10)  GreenPoint Mortgage Pre-acquisition Financial Information.